Exhibit 10.13

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 28, 2019, by and among (i) Freehold Properties, Inc., a Maryland corporation (together with any successor entity thereto, the “Company”), (ii) the persons and entities listed on Exhibit A hereto (collectively, the “Purchasers”), and (iii) each of the Affiliated Holders.

This Agreement is made in connection with the sale and issuance by the Company shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in an offering (the “Offering”) intended to be exempt from registration pursuant to Regulation D and Regulation S of the Securities Act (defined below). In order to induce the Purchasers to enter into a Subscription Agreement with the Company for the purchase of shares of Common Stock, the Company has agreed to provide the registration rights provided for in this Agreement to the Purchasers. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Subscription Agreement.

The parties hereto hereby agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: The Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Purchasers.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person, and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Affiliated Holder(s): All executive officers and directors of the Company as of the Closing Date, including but not limited to Donald C. Brain, Jeffery C. Walraven and Louis Yi.

Affiliated Holder Shares. The Shares of Common Stock collectively held as of the Closing Date by the Affiliated Holders.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 7(a) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Canadian Control Person: A “control person” as defined under applicable Canadian Securities Laws, which generally means a Person, or combination of Persons, who holds a sufficient number of the outstanding voting securities of an issuer to materially affect control of the issuer. In the absence of evidence to the contrary, a Person, or combination of Persons, holding more than 20% of such voting securities is deemed to be a control person under applicable Canadian Securities Laws.

Canadian Prospectus: A preliminary prospectus and a final prospectus (including the short forms thereof) prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, or becoming a reporting issuer (as defined under applicable Canadian Securities Laws) which would allow the Company to become eligible for listing on the applicable Canadian Securities Exchange, as the case may be, in any province or territory of Canada, including all amendments and supplements thereto.

Canadian Securities Laws: The applicable securities laws in any province or territory of Canada including applicable rules, regulations, instruments, rulings, policy statements, notices, blanket rulings, orders, communiqués and interpretation notes issued thereunder or in relation thereto, promulgated by the Commissions in Canada, as the same may hereinafter be amended from time to time or replaced.

Charter: The Articles of Amendment and Restatement of the Company dated August 26, 2019.

Closing Date: August 28, 2019, which is the date of the closing of the Offering.

Commissions: (i) The SEC, and (ii) any securities commission or securities regulatory authority in each applicable province and territory of Canada, or, in each case, any successor regulatory authorities having similar powers in the United States or Canada, as the case may be.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 8(a) hereof.

Direct Canadian Listing: As defined in Section 2(f) hereof.

Effectiveness Deadline: As defined in Section 2(a)(ii) hereof, as may be modified by the circumstances described in Section 2(b)(ii).

Effectiveness Default: As defined in Section 3(a) hereof.

End of Suspension Notice: As defined in Section 7(b) hereof.

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

FINRA: The Financial Industry Regulatory Authority, Inc., formerly the National Association of Securities Dealers, Inc.

General Partner: Freehold OP GP, LLC, a Nevada limited liability company, of which the Company is the sole member.

Holder: Each record owner of any Registrable Shares from time to time.

Indemnified Party: As defined in Section 8(c) hereof.

Indemnifying Party: As defined in Section 8(c) hereof.

Initial Offering: The initial public offering of securities of the Company in any jurisdiction.

IPO Registration Statement: As defined in Section 2(b) hereof.

Issuer Free Writing Prospectus: An offer that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

JOBS Act: The Jumpstart Our Business Startups Act of 2012, as amended, and the rules and regulations promulgated by the Commission thereunder.

Law: Any and all laws, including all federal, state, provincial, territorial and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Person binding on or affecting the Person referred to in the context in which the term is used.

Liabilities: As defined in Section 8(a) hereof.

Mandatory Shelf Registration Statement: A Registration Statement filed by the Company pursuant to Section 2(a)(ii) or Section 2(a)(iii) hereof.

MJDS: The Canadian multijurisdictional disclosure system established by National Instrument 71-101 - The Multijurisdictional Disclosure System, of the Canadian Securities Administrators.

NI 44-101: means National Instrument 44-101 of the Canadian Securities Administrators entitled “Short Form Prospectus Distributions,” and any successor policy, rule, regulation or similar instrument.

Nominee: As defined in Section 3(c) hereof.

Offering: As defined in the preamble.

Operating Partnership: Freehold Properties Operating Partnership, LP, a Nevada limited partnership, of which the General Partner is the sole general partner.

Person: An individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the applicable “time of sale” within the meaning of Rule 159 under the Securities Act, and all other amendments and supplements to any such prospectus, including post-effective amendments to the applicable Registration Statement, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchasers: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 8(a) hereof.

Register, registered and registration: A registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term “registration” and any references to the act of “registering” or being “registered” include (a) the qualification under applicable Canadian Securities Laws of a Canadian Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities, (b) enabling Holders (other than Canadian Control Persons under applicable Canadian Securities Laws) to freely trade the Registrable Shares in Canada, and (c) the elimination of restrictions as to resale of securities in a jurisdiction of Canada (other than any restrictions imposed on Canadian Control Persons under applicable Canadian Securities Laws); (ii) the term “registration statement” includes a Canadian Prospectus; and (iii) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Commissions. Any registration of securities that occurs concurrently in Canada and the United States shall be counted as a single registration for the purposes of this Agreement.

Registrable Shares: The Accredited Investor Shares and the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, and any shares or other securities of the Company issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering, or in connection with any exchange for or replacement of such Registrable Shares by reason of or in connection with any recapitalization, merger or consolidation, or any combination of shares or any other equity securities of the Company issued pursuant to any other pro rata distribution with respect to the Accredited Investor Shares and the Regulation S Shares, and, until, in the case of any such share, the earliest to occur of (i) the date on which the resale of such share has been registered and it has been disposed of in accordance with the Registration Statement relating to the resale of such share, (ii) the date on which such share is freely saleable or tradeable, without condition, pursuant to Rule 144 or applicable Canadian Securities Laws (other than any conditions imposed on Canadian Control Persons under applicable Canadian Securities Laws), but in no event, earlier than June 30, 2020, or (iii) the date on which such share is sold to the Company.

Registration Expenses: Any and all fees and expenses incident to the Company’s and the Purchasers’ performance of or compliance with this Agreement, including, without limitation: (i) all Commission, FINRA or other registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with the Securities Laws and any other international, federal or state securities or blue sky Laws (including, without limitation, any registration, listing and filing fees, and reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Shares under blue sky Laws, the preparation of a blue sky memorandum, and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any certificates, and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the initial listing or inclusion of any of the Registrable Shares on any Securities Exchange pursuant to Section 5(m) and Section 6(j) hereof; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to the performance of this Agreement); (vi) the reasonable fees and disbursements of one nationally-recognized U.S. securities law counsel and, if relevant, one nationally recognized Canadian securities law counsel, in each case reasonably acceptable to the Company and the Purchasers for the Holders (such counsel, the “Selling Holders’ Counsel”); and (vii) any other fees and disbursements customarily paid by issuers in connection with the registration of sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude (a) any and all brokers’ or underwriters’ discounts and commissions, transfer taxes, and transfer fees relating to the sale or disposition of Registrable Shares by a Holder, and (b) the fees and expenses of any counsel to the Holders, except as provided for in clause (vi) above.

Registration Statement: Any registration statement of the Company that covers the resale, or enables the free trading, of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement. The term “Registration Statement” includes a Canadian Prospectus, and any references herein to a Registration Statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Commission(s).

Regulation S: Regulation S (Rules 901-905) promulgated by the SEC under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: The Shares initially sold by the Company to Purchasers constituting “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S), if any.

Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 159: Rule 159 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 405: Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Securities Exchange: The U.S. Securities Exchanges, the Toronto Stock Exchange, the Canadian Securities Exchange, or the NEO Exchange, Inc. (or any successors to any of the foregoing).

Securities Laws: Unless inconsistent with the context, the Canadian Securities Laws and the U.S. Securities Laws.

Selling Holders’ Counsel: As defined in clause (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Offering.

Short Form Registration: A registration effected using (i) Form S-3, Form F-3 or Form F-10 (or any comparable or successor form or forms under the applicable U.S. Securities Laws), if the IPO Registration Statement was completed in the United States, or (ii) a short form Canadian Prospectus in the form of Form 44-101F1 pursuant to NI 44-101 (or any comparable or successor form or forms under the Canadian Securities Laws).

Special Election Meeting: As defined in Section 3(a) hereof.

Suspension Event: As defined in Section 7(b) hereof.

Suspension Notice: As defined in Section 7(b) hereof.

Trigger Date: As defined in Section 3(a) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public, or a sale of securities of the Company to the public pursuant to a solicitation of purchasers by an underwriter or underwriters on an agency basis.

U.S. Securities Exchange: The NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTCQX Market or the OTCQB Market.

U.S. Securities Laws: All federal and state securities Laws of the United States and regulations promulgated thereunder, including, without limitation, the Securities Act and the Exchange Act.

2.            Registration Rights

(a)            Mandatory Shelf Registration.

(i)            U.S. Securities Exchanges. As soon as practicable following the Closing Date, the Company agrees to contact and initiate discussions (the “U.S. Listing Discussions”) with each of the U.S. Securities Exchanges to determine whether such U.S. Securities Exchange would be willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange, with the goal of listing the Common Stock on such U.S. Securities Exchange within nine (9) months following the initial submission of such listing application. The Company shall provide prior notice to the Purchasers of any U.S. Listing Discussions. If and to the extent a U.S. Securities Exchange requires that the Company file or confidentially submit a Registration Statement with the SEC prior to engaging in any U.S. Listing Discussions, the Company shall file a Registration Statement with the SEC as soon as reasonably practicable following the Closing Date pursuant to Sections 2(a)(ii) and 2(a)(iii) below. If, following the U.S. Listing Discussions, any U.S. Securities Exchange (A) is willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange, and (B) provides reasonable assurance to the Company that the Company will receive final approval to list the Common Stock on such U.S. Securities Exchange within a reasonable time following the Company’s initial submission of such listing application (subject to the Company meeting all applicable listing standards (other than any listing standards related to the Company’s business) of such U.S. Securities Exchange), the Company shall file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(ii) hereof, and, following the effectiveness of such Mandatory Shelf Registration Statement, shall thereafter not be subject to the provisions of Sections 2(a)(iii) and 6 hereof. Notwithstanding any provision of this Agreement to the contrary, if, following the U.S. Listing Discussions, no U.S. Securities Exchange (A) is willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange, or (B) provides reasonable assurance to the Company that it will receive final approval to list the Common Stock on such U.S. Securities Exchange within a reasonable time following the Company’s initial submission of such listing application (subject to the Company meeting all applicable listing standards (other than any listing standards related to the Company’s business) of such U.S. Securities Exchange), the Company shall file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(iii) hereof, and, following the effectiveness of such Mandatory Shelf Registration Statement, shall thereafter not be subject to the provisions of Sections 2(a)(ii) and 5 hereof.

(ii)           Mandatory Shelf Registration Statement in the United States. Subject to Sections 2(a)(i) hereof, as set forth in Section 5 hereof, the Company agrees to file a Mandatory Shelf Registration Statement as soon as reasonably practicable following the Closing Date, and take such other steps as may be necessary under the U.S. Securities Laws to register the resales of the Registrable Shares held by the Holders pursuant to Rule 415 in order to facilitate distribution (including an Initial Offering) of such Registrable Shares from time to time in the United States. The Company shall use its commercially reasonable efforts to (A) effect the registration, qualification or compliance (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities Laws and appropriate compliance with applicable Securities Laws and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of the Registrable Securities as soon as practicable after the initial filing of the Mandatory Shelf Registration Statement, but, subject to Section 2(b)(ii), in no event later than June 30, 2020 (the “Effectiveness Deadline”); provided, however, that the Effectiveness Deadline may be extended to September 30, 2020, upon the receipt of the affirmative consent (at a duly called meeting or by written consent) of Holders of at least 66.7% of the outstanding Registrable Shares, and (B) cause the Mandatory Shelf Registration to remain effective until the date on which all shares of Common Stock included in the Mandatory Shelf Registration Statement cease to be Registrable Shares. If the Company has an effective Mandatory Shelf Registration Statement providing for the resale of the Registrable Securities by the Holders and becomes eligible to use a Short Form Registration, the Company shall promptly give notice of such eligibility to the Holders and may, in its sole discretion, convert such Mandatory Shelf Registration Statement to a Short Form Registration by means of a post-effective amendment or otherwise, unless the Holders notify the Company within 10 Business Days of receipt of the Company’s notice that such conversion would interfere with its distribution of Registrable Shares already in progress and provide a reasonable explanation therefor, in which case the Company will delay the conversion of the Mandatory Shelf Registration Statement for a reasonable time after receipt of the first such notice, not to exceed 30 days. The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the internet), by the Holders of any and all Registrable Shares.

(iii)          Mandatory Shelf Registration Statement in Canada. Subject to Sections 2(a)(i) and 2(f) hereof, as set forth in Section 6 hereof, the Company agrees to file a Mandatory Shelf Registration Statement as soon as reasonably practicable following the Closing Date, and take such other steps as may be necessary under the Canadian Securities Laws to permit Holders (other than Canadian Control Persons under applicable Canadian Securities Laws) to freely trade such Registrable Shares in a jurisdiction of Canada under applicable Canadian Securities Laws. The Company shall use its commercially reasonable efforts to cause a receipt for a final Canadian Prospectus to be issued by the applicable Canadian Commissions as soon as practicable after the initial filing of the Mandatory Shelf Registration Statement, but, subject to Section 2(b)(ii), in no event later than the Effectiveness Deadline.

(b)           IPO Registration. If the Company proposes to file a, or amend a previously filed, Registration Statement with a Commission, in each case to provide for the Initial Offering of shares of Common Stock (the “IPO Registration Statement”), the Company will notify in writing each Holder of the filing before (but not earlier than 10 Business Days before) or within five Business Days after the initial filing of or initial amendment to, as the case may be, the IPO Registration Statement and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Mandatory Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(i)            Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement prior to the effectiveness of the IPO Registration Statement whether or not any Holder has elected to include Registrable Shares in the Registration Statement; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal. Furthermore, in the event the IPO Registration Statement is not declared effective within 150 days following the initial filing of or initial amendment to, as the case may be, the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (b) of this Section 2 above.

(ii)            Shelf Registration not Impacted by IPO Registration Statement. Subject to Sections 2(a)(i) and 2(f) hereof, (A) the Company’s obligation to file the Mandatory Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement, and (B) the Company’s obligation to file and use its commercially reasonable efforts to cause to become and keep effective the Mandatory Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of an IPO Registration Statement.

(c)            Issuer Free Writing Prospectus. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Underwriting. The Company shall advise all Holders of the lead managing underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder to include Registrable Shares in the IPO Registration Statement pursuant to Section 2(b) hereof shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in such Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwritten offering and complete, execute and deliver any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such Underwritten Offering, and furnish to the Company such information in writing as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by Law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included in an IPO Registration Statement and Underwritten Offering, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion).

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than 30 days prior to and 180 days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, in an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered by the later of (i) two Business Days after the price range in the Initial Offering is communicated by the Company to such Holder, and (ii) ten Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e)            Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(f)            Direct Canadian Listing. Notwithstanding Section 2(a)(iii) or Section 6 hereof, if the Company determines to pursue a listing on a Securities Exchange in Canada, and the Company obtains legal advice that a Canadian Prospectus is not required in order to permit Holders to freely trade Registrable Shares in Canada in accordance with Canadian Securities Laws, then the Company may elect to not file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(iii) hereof, and in lieu thereof, make an application for the listing of the Common Stock on such Securities Exchange in Canada (a “Direct Canadian Listing”), which may (but is not required to) include the use of a Canadian Prospectus filed with one or more Canadian Commissions. If the Company elects to pursue a Direct Canadian Listing, an Effectiveness Default shall be deemed not to have occurred; provided, that the Common Stock is listed on a Securities Exchange in Canada and the Holders are permitted to freely trade the Registrable Shares, without restriction (other than any restrictions imposed on Canadian Control Persons under applicable Canadian Securities Laws), on such Securities Exchange in Canada on or before the Effectiveness Deadline.

3.            Special Election Meeting.

(a)           Trigger Date for Special Election Meeting. Subject to Sections 2(f) and 3(b) hereof, if a Registration Statement registering the resale of the Registrable Shares has not been declared effective by a Commission, and the Registrable Shares have not been listed for trading on a Securities Exchange, on or before the Effectiveness Deadline (the “Trigger Date”) (an “Effectiveness Default”), a special meeting of the stockholders of the Company (the “Special Election Meeting”) shall be called in accordance with the Bylaws of the Company; provided, however, that the requirement to call and hold the Special Election Meeting may be waived or deferred upon the receipt of the affirmative consent (at a duly called meeting or by written consent) of Holders of at least 66.7% of the outstanding Registrable Shares (excluding the Affiliated Holders). The Special Election Meeting shall occur as soon as possible following the Trigger Date but in no event more than 45 days following the Trigger Date; provided, however, if prior to the intended date of the Special Election Meeting a Registration Statement registering the resale of the Registrable Shares is declared effective by a Commission and the Registrable Shares have been listed for trading on a Securities Exchange, the Company shall not be required to hold the Special Election Meeting.

(b)           Purposes of Meeting. The Special Election Meeting shall be called solely for the purposes of: (i) considering and voting upon proposals to remove each then-serving director of the Company; and (ii) electing such number of directors as there are then vacancies on the Board of Directors (including any vacancies created by the removal of any director pursuant to this Section 3(b)). The removal of any director pursuant to this Section 3(b) shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting of the result of the vote on the proposal to remove such director.

(c)            Nominations. Nominations of individuals for election to the Board of Directors at the Special Election Meeting may only be made (i) by or at the direction of the Board of Directors, or (ii) upon receipt by the Company of written notice of Holders entitled to cast, or direct the casting of, not less than 20% of all the votes entitled to be cast at the Special Election Meeting (excluding the Affiliated Holders), without regard for any procedure set forth in any “advance notice bylaw”, which the Company covenants to waive with respect to the Special Election Meeting in favor of the procedures outlined herein, and containing the information specified by Section 3(d) hereof and any other information required by the Company’s Bylaws, as amended. Each individual whose nomination is made in accordance with this Section 3(c) is hereinafter referred to as a “Nominee.” Nominees may include directors whose removal from the Board of Directors is being sought pursuant to Section 3(b) hereof.

(d)           Procedure for Stockholder Nominations. For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(c) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the 10th day after the Trigger Date. Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify:

(i)             as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director;

(ii)            as to each Holder giving the notice, the class, series and number of all shares of capital stock of the Company that are owned by such Holder, beneficially or of record; and

(iii)           any other additional information required to be included in the notice of such nomination pursuant to the Company’s Bylaws, as amended.

(e)            Notice. Not less than 15 days nor more than 25 days before the Special Election Meeting, the Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called, and (iii) the name of each Nominee.

(f)            Vote of Affiliated Holder Shares. Each of the Affiliated Holders agrees that such Affiliated Holder shall not vote any shares of Common Stock beneficially owned by such Affiliated Holder in the removal or election of directors at the Special Election Meeting. So long as any director who was elected to the Board of Directors at the Special Election Meeting continues to serve in such capacity as a director of the Company, the shares of Common Stock beneficially owned by any Affiliated Holder shall not vote in favor of the removal of any such director, the expansion of the size of the Board of the Directors to create new vacancies, or any other proposal, the effect of which is to undermine the intent and purpose of this Section 3, unless otherwise expressly consented to or requested by the Purchasers. No Affiliated Holder shall grant a proxy to vote any of the shares of Common Stock beneficially owned by such Affiliated Holder to any other party (other than a designee of the Purchasers) to vote on such matters.

(g)           No Conflicts. The Company represents and warrants that the Charter, Bylaws and applicable Law (including the Maryland General Corporation Law) do not conflict with the rights of Holders and the procedures for a Special Election Meeting set forth in this Section 3, and, so long as any Holder owns any Registrable Shares, agrees not to amend or modify the Charter or Bylaws of the Company or take (or allow to be taken) any action that could cause the Charter or Bylaws of the Company to be inconsistent or conflict with any rights of Holders and/or the procedures for a Special Election Meeting set forth in this Section 3.

4.            Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the resales of the Registrable Shares to the public without registration, so long as a Holder owns any Shares, the Company agrees to:

(a)            make and keep “current public information” available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)            if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144, and in any event make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i)             the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than 90 days after the end of each fiscal year of the Company; and

(ii)            the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each of the first three fiscal quarters of the Company; and

(d)           hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements.

5.            Registration Procedures. Subject to Section 2(a)(i) hereof, in connection with the obligations of the Company pursuant to Section 2(a)(ii) with respect to the registration of the Registrable Shares under the Securities Act to permit the public sale of such Registrable Shares in the United States by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, the Company shall:

(a)           (i) notify the Selling Holders’ Counsel, in writing, at least ten Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the SEC and, at least five Business Days prior to filing, provide a copy of the Registration Statement to the Selling Holders’ Counsel for review and comment; (ii) prepare and file with the SEC, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (x) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and (y) be reasonably acceptable to the Selling Holders’ Counsel; (iii) notify the Selling Holders’ Counsel in writing, at least five Business Days prior to filing of any amendment or supplement to such Registration Statement, and, at least three Business Days prior to filing, provide a copy of such amendment or supplement to the Selling Holders’ Counsel for review and comment; (iv) promptly following receipt from the SEC, provide to the Selling Holders’ Counsel copies of any comments made by the staff of the SEC relating to such Registration Statement and of the Company’s responses thereto for review and comment; and (v) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 7 hereof, until the earlier of (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) the date on which all Registrable Shares covered thereby are freely saleable, without condition, pursuant to Rule 144, but in no event, earlier than June 30, 2020, (C) the date on which all Registrable Shares covered thereby have been sold to the Company, or (D) the date on which all Registrable Shares covered thereby cease to be outstanding; provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than 90 days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 7(c) hereof); provided, further, that if the Company has an effective Mandatory Shelf Registration Statement on Form S-11(or other form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 30 Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Mandatory Shelf Registration Statement on Form S-3 or such other short-form registration statement form under the Securities Act and, once such the short-form registration statement is declared effective, de-register such shares under the previous Mandatory Shelf Registration Statement or transfer the filing fees from the previous Mandatory Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder notifies the Company within 15 Business Days of receipt of the Company notice that such conversion would interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the conversion to Form S-3 or such other short-form registration statement form under the Securities Act for a period of not less than 30 days from the date that the Company receives the notice from such Holder requesting a delay;

(b)           subject to Section 5(h) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the applicable provisions of the Securities Laws with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)            furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; provided, however, that any such document’s availability on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor thereto) shall satisfy such obligation; and subject to Section 7 hereof, the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)           use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” Laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)           (i) notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (C) of any request by the SEC or any other federal, state or foreign governmental authority for (x) amendments or supplements to a Registration Statement or related Prospectus or (y) additional information, and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g)           upon request, furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)           except as provided in Section 7 hereof, upon the occurrence of any event contemplated by Section 5(e)(i)(D) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)             if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(j)             in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(k)            enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, to the extent customary, if and when requested;

(l)             make available for inspection by representatives of the Holders and the representative of any underwriters participating in any offering pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Holders and any underwriters will use reasonable best efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(m)           use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on a Securities Exchange and thereafter maintain the listing on such exchange when such Registrable Shares are included in a Registration Statement;

(n)           if applicable, prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(o)           provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(p)           (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act), but in no event later than 45 days after the end of each fiscal year of the Company, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

(q)           provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(r)            in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry designations representing the Registrable Shares to be sold, which certificates or book-entry designations shall not bear any restrictive transfer legends (other than as required by the Company’s Charter, as amended) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(s)            if applicable, upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement; and

(t)            in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(i)(B), 5(e)(i)(C), or 5(e)(i)(D) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

6.            Qualification in Canada. Subject to Sections 2(a)(i) and 2(f) hereof, in connection with the obligations of the Company pursuant to Section 2(a)(iii) with respect to any filing of a Canadian Prospectus to permit the public sale of the Registrable Shares in a jurisdiction of Canada by the Holder or Holders (other than Canadian Control Persons under applicable Canadian Securities Laws), the Company shall:

(a)            use its commercially reasonable efforts to prepare and file, in each jurisdiction in Canada in which the distribution is to be effected by the Holders, a preliminary and final Canadian Prospectus, which shall comply as to form in all material respects with the requirements of applicable Canadian Securities Laws, together with any required amendments or supplements thereto as may be required to comply with applicable Canadian Securities Laws and all material incorporated by reference or deemed to be incorporated by reference therein (as applicable), and use its commercially reasonable efforts to obtain receipts for the preliminary and final prospectus from the applicable Canadian Commission(s);

(b)           furnish to the Holders, without charge, as many copies of the Canadian Prospectus and such other relevant documents as the Holders may reasonably request; provided, however, that any such document’s availability on the System for Electronic Document Analysis and Retrieval database (or any successor thereto) shall satisfy such obligation; and the Company hereby consents to the use of the Canadian Prospectus by the Holders in connection with the offering and sale of the Registrable Shares covered by such Canadian Prospectus;

(c)            in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or cause to be furnished to the Holders and the underwriters a signed counterpart, addressed to the Holders and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters, and (ii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing thereunder, signed by the independent public accountants who have certified the Company’s financial statements included in the Canadian Prospectus, covering substantially the same matters with respect to the Canadian Prospectus and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and are customarily obtained by underwriters in underwritten offerings; provided, that to be an addressee of the comfort letter, the Holders may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature;

(d)           enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement) and take all other action in connection therewith to expedite or facilitate the distribution of the Registrable Shares covered by the Canadian Prospectus, and in the case of an Underwritten Offering make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, to the extent customary, if and when requested;

(e)            in the case of an Underwritten Offering, use its commercially reasonable efforts to make available for inspection by the underwriters participating in any distribution pursuant to the Canadian Prospectus and their representatives (including counsel or other professional advisors), all financial and other records, pertinent corporate documents, and properties of the Company, and cause the officers and employees of the Company to supply all information reasonably requested; provided, however, that any records, documents, or information that the Company determines, in good faith, to be confidential and notifies the underwriters accordingly shall not be disclosed unless (i) disclosure is necessary to avoid or correct a misrepresentation in the Canadian Prospectus, (ii) the release of such records, documents, or information is required by law or ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents, or information have been generally made available to the public; provided, further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

(f)            (i) notify the Holders promptly of the happening of any event as a result of which the Canadian Prospectus as then in effect and pursuant to which Registrable Shares are qualified for public distribution in Canada would include an untrue statement of material fact or would omit to state a material fact that is required to be stated or that is necessary to make any statement therein not misleading in light of the circumstances in which it was made (which notice shall be accompanied by an instruction to suspend the use of the Canadian Prospectus until the required updates have been completed); (ii) except as provided in Section 7 use its commercially reasonable efforts to promptly amend or supplement the Canadian Prospectus so that the Canadian Prospectus, as amended or supplemented, will not include an untrue statement of material fact or omit to state a material fact that is required to be stated or that is necessary to make any statement therein not misleading in light of the circumstances in which it was made; and (iii) promptly furnish to the Holders a reasonable number of copies of any such amendment or supplement; provided, however, that any such document’s availability on the System for Electronic Document Analysis and Retrieval database (or any successor thereto) shall satisfy such obligation;

(g)           notify the Holders promptly of the issuance by a Canadian Commission, or by any court or other governmental or regulatory authority, of any order or ruling suspending the effectiveness of the receipt for a Canadian Prospectus, ceasing any trading in Registrable Shares or the Common Stock generally, or suspending or preventing the use of a Canadian Prospectus or the qualification of any securities thereunder for distribution in any jurisdiction; and use its commercially reasonable efforts to have any such order or ruling cancelled or withdrawn pending which the Holders shall cease any distribution of Common Stock and acts in furtherance thereof and shall not deliver a Canadian Prospectus to any person;

(h)           notify the Holders promptly of the initiation of any proceedings for an order or ruling described in Section 6(g) above or any request by a Canadian Commission, or by any court or other governmental or regulatory authority, for amendments or supplements to a Canadian Prospectus or for additional information;

(i)             in connection with any disposition of Registrable Shares (whether or not pursuant to a Canadian Prospectus) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry designations representing the Registrable Shares to be sold, which certificates or book-entry designations shall not bear any transfer restrictive legends under Canadian Securities Laws (other than as required by the Company’s Charter, as amended), and to facilitate such Registrable Shares to be in such denominations and registered in such names as the Holders or the representative of the underwriters, if any, may request at least seven Business Days before any sale of Registrable Shares;

(j)             in connection with any disposition of Registrable Shares by a Canadian Control Person, use customary and its commercially reasonable efforts to cooperate with such Canadian Control Person to facilitate such disposition;

(k)            use its commercially reasonable efforts to cause all Registrable Shares to be listed on a Securities Exchange;

(l)             provide a CUSIP number for all Registrable Shares;

(m)           (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable Canadian Securities Laws, and (ii) delay filing any document comprising a part of the Canadian Prospectus to which the Holders shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of applicable Canadian Securities Laws, the Holders having been furnished with a draft or copy thereof at least three Business Days before the filing thereof; provided, that the Company may file such document after the Company shall have made a good faith effort to resolve any such issue with the Holders and shall have advised the Holders in writing of its reasonable belief that such filing complies in all material respects with the requirements of applicable Canadian Securities Laws; and

(n)           cause to be maintained a registrar and transfer agent for all Registrable Shares.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration or distribution of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus supplied by the Company to purchasers, additionally each selling stockholder will be required to execute a certificate to the prospectus, in the form required by applicable Canadian Securities Laws. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

7.            Black-Out Period

(a)            Subject to the provisions of this Section 7 and a good faith determination by a majority of the independent members of the board of directors of the Company (the “Board of Directors”) that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal, state or provincial securities commissions), the Company, by written notice to the applicable Holders, may direct the applicable Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12 month period commencing on the Closing Date or more than 60 days in any rolling 90 day period), if any of the following events shall occur: (i) the representative of the underwriters, if applicable, or the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the majority of the independent members of the Board of Directors shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable Law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the independent members of the Board of Directors shall have determined in good faith, after the advice of counsel, that it is required by Law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement or any misstatement or omission in the Prospectus (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (3) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the applicable Holders to resume sales of the Registrable Shares as soon as possible.

(b)           In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the applicable Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The applicable Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each applicable Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such applicable Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The applicable Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the applicable Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)           Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 7, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the applicable Holders of the Suspension Notice to and including the date of receipt by the applicable Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales.

8.            Indemnification and Contribution

(a)           The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i) or (ii) above or this clause (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to such Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat made in writing or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)           In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each a “Company Controlling Person”) and each of their respective officers, directors, partners, members, employees, representatives and agents of such Person or Company Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c)            If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party, or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, and (y) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)            If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party, on the one hand, and the Indemnifying Party(ies), on the other hand, in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Shares shall have the same rights to contribution as such Holder, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)            The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The obligations of the Purchaser Indemnitees to contribute pursuant to this Section 8 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

9.            Market Stand-off Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) (i) in the case of the Company and each of its officers, directors, managers and employees, in each case to the extent such person or entity holds shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, for a period beginning 30 days prior to, and continuing for 180 days following, the effective date of the IPO Registration Statement; (ii) in the case of all other Holders who include Registrable Shares in the IPO Registration Statement, beginning 30 days prior to, and continuing for 180 days following, the effective date of the IPO Registration Statement, and (iii) in the case of all other Holders who do not include Registrable Shares in the IPO Registration Statement, for a period beginning 30 days prior to, and continuing for 60 days following, the effective date of an IPO Registration Statement; provided, however, that:

(a)            the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement or any other shares of Common Stock purchased after the initial public offering of shares of Common Stock of the Company;

(b)           all Affiliated Holders and all executive officers and directors of the Company then holding shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock enter into agreements that are no less restrictive;

(c)            the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 9(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the 60 day period applicable to all Holders other than the executive officers and directors of the Company; and

(d)           this Section 9 shall not be applicable if a Mandatory Shelf Registration Statement has been declared effective prior to an IPO Registration Statement being declared effective.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates or book-entry designations representing the securities subject to this Section 9 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

10.         Termination of the Company’s Obligation. The Company shall have no obligation pursuant to this Agreement upon such time as there are no longer any Registrable Shares outstanding hereunder; provided, however, that the Company’s and the Holders’ obligations under Section 8 and Section 12 (and any related definitions) shall remain in full force and effect following such time.

11.          Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 11, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) have its securities registered on a registration statement that could be declared effective prior to, or within 180 days of, the effective date of any registration statement filed pursuant to this Agreement.

12.         Miscellaneous.

(a)            Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 8, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at Law would be adequate.

(b)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than 66.7% of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 12(b), Registrable Shares that are owned, directly or indirectly, by an Affiliated Holder, any Affiliate thereof, or any Affiliate of the Company shall not be deemed to be outstanding and, any waiver of the obligation of the Company to call and hold a Special Election Meeting in accordance with the requirements of Section 2(b)(i) hereof shall require the written consent of the holders of at least 66.7% of the Registrable Shares (excluding the Affiliated Holders); provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 9 hereof that would have the effect of extending the 60 or 180 day periods referenced therein shall be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the Company. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(c)            Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by electronic mail:

(i)             if to a Holder, at the address set forth on the signature page hereto, or the most current address on file with the Company or given by the transfer agent and registrar of the Shares to the Company; and

(ii)            if to the Company, at the offices of the Company at 231 Public Square, Suite 300, PMB#3, Franklin, Tennessee 37064, Attention: Jeffery C. Walraven, Chief Operating Officer (jeff@freeholdprop.com).

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders.

(e)            Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Agreement via email or other electronic transmission and of electronic signatures thereto shall constitute effective execution and delivery of this Agreement as to the parties hereto. Electronic signatures transmitted via email or such other means shall be deemed original signatures for all purposes.

(f)            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

(h)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)             Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j)             Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by an Affiliated Holder, such Affiliated Holder’s Affiliates, or any Affiliate of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)            Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l)             Survival. The indemnification and contribution obligations under Section 8 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(m)          Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FREEHOLD PROPERTIES. INC.

By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Chief Operating Office

AFFILIATED HOLDERS:

/s/ Donald C. Brain
Donald C. Brain, Chairman and Chief Executive Officer

/s/ Jeffery C. Walraven
Jeffery C. Walraven, Chief Operating Officer and Director

/s/ Louis Yi
Louis Yi, Chief Financial Officer

PURCHASERS: